Exhibit 1.1

EXECUTION COPY

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2010-3

SANTANDER DRIVE AUTO RECEIVABLES LLC

Depositor

SANTANDER CONSUMER USA INC.

Sponsor and Servicer

$97,200,000 3.06% Class C Asset Backed Notes

UNDERWRITING AGREEMENT

September 13, 2013

J.P. Morgan Securities LLC

383 Madison Avenue, 31st Floor

New York, New York 10179

Ladies and Gentlemen:

Section 1. Introductory.

Santander Drive Auto Receivables LLC, a Delaware limited liability company (the “Seller” or “Depositor”) and Santander Consumer USA Inc., an Illinois corporation (“SCUSA”), confirm their agreement with J.P. Morgan Securities LLC (the “Underwriter”) as follows:

The Seller proposes to sell to the Underwriter the $97,200,000 3.06% Class C Asset Backed Notes (the “Notes”) issued by Santander Drive Auto Receivables Trust 2010-3, a Delaware statutory trust (the “Issuer”). The Notes were issued by the Issuer pursuant to an Indenture (the “Indenture”), dated as of November 24, 2010 (the “Original Closing Date”), between the Issuer and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”).

The Notes are collateralized by the Trust Estate (as defined below). The assets of the Issuer (the “Trust Estate”) consist of all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the Issuer, including without limitation (i) the Receivables acquired by the Issuer under the Sale and Servicing Agreement, dated as of November 24, 2010, by and among the Seller, the Issuer, SCUSA, as servicer, and the Indenture Trustee (the “Sale and Servicing Agreement”), the Related Security relating thereto and Collections thereon after the Cut-Off Date, (ii) all Receivable Files, (iii) the rights of the Issuer to the funds on deposit from time to time in the Trust Accounts and any other account or accounts (other than the Certificate Distribution Account) established pursuant to the Indenture or Sale and Servicing Agreement and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit therein, other than provided in Section 3.7 of the Sale and Servicing Agreement), (iv) the rights of the Seller, as buyer, under the Purchase Agreement, (v) rights under the Sale and Servicing Agreement and the Administration Agreement and (vi) all proceeds of the foregoing.

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The Receivables and related property were conveyed to the Seller by SCUSA pursuant to the Purchase Agreement, dated as of November 24, 2010, between the Seller and SCUSA (the “Purchase Agreement”) and were conveyed to the Issuer by the Seller pursuant to the Sale and Servicing Agreement.

The terms of the Notes are set forth in the Base Prospectus (as defined below), as supplemented by a Prospectus Supplement (as defined below).

Capitalized terms used herein but not defined herein shall have the meanings given such terms in Appendix A to the Sale and Servicing Agreement.

The Seller has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form S-3 (having the registration number 333-180147), including a form of prospectus, as amended by pre-effective amendments no. 1, no. 2 and no. 3 relating to the Notes. The registration statement as amended has been declared effective by the Commission not more than three years prior to the date hereof, or the Seller has prepared and filed (before the expiration of such three year period) with the Commission in accordance with the Act, a new shelf registration statement on Form S-3 and such new registration statement includes unsold securities covered by the earlier registration statement, which such unsold securities may continue to be offered and sold until the earlier of the effective date of the new registration statement or 180 days after the third anniversary of the initial effective date of the prior registration statement, as permitted pursuant to paragraph (a)(5) of Rule 415 of the Act. If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of this Underwriting Agreement, the most recent such amendment shall have been declared effective by the Commission. Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is referred to in this Underwriting Agreement (as defined below) as the “Registration Statement.” The Company proposes to file with the Commission pursuant to Rule 424(b) under the Act (“Rule 424(b)”) a supplement dated September 13, 2013 (such supplement, together with any amendment thereof or supplement thereto, is hereinafter referred to as the “Prospectus Supplement”) to the prospectus included in the Registration Statement (such prospectus, together with any amendment thereof or supplement thereto, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b) is hereinafter referred to as the “Base Prospectus”) relating to the Notes and the method of distribution thereof. The Base Prospectus and the Prospectus Supplement together are hereinafter referred to as the “Prospectus.”

Pursuant to this Underwriting Agreement and subject to the terms hereof, the Seller agrees to sell the Notes to the Underwriter.

Section 2. Representations and Warranties of the Seller and SCUSA.

(a) Each of the Seller and SCUSA severally represents and warrants (as to itself) to the Underwriter, as of the date hereof (unless specified otherwise) and as of the Sale Closing Date, as follows:

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(i) The Seller has prepared and filed the Registration Statement with the Commission in accordance with the provisions of the Act, including a form of prospectus, relating to the Notes. The Registration Statement as amended has been declared effective by the Commission and is effective. The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission.

(ii) As of the Sale Closing Date, the Registration Statement and the Prospectus, except with respect to any modification to which the Underwriter has agreed in writing, shall be in all substantive respects in the form furnished to the Underwriter or its counsel before such date or, to the extent not completed on such date, shall contain only such specific additional information and other changes (beyond that contained in the most recent Prospectus that has previously been furnished to the Underwriter) as the Seller or SCUSA has advised the Underwriter, before such time, will be included or made therein.

(iii) On the most recent effective date of the Registration Statement, the Registration Statement conformed in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, on the Sale Closing Date, the Registration Statement and, on the date hereof and on the Sale Closing Date, the Prospectus will conform in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder, and (x) on the Sale Closing Date, the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) as of its date and on the Sale Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to (I) that part of the Registration Statement which constitutes the Statements of Eligibility of Qualification (Form T-1) of the Indenture Trustee or other indenture trustees under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) or (II) the Underwriter’s Information (as defined in Section 8(b) hereof).

(iv) The documents incorporated by reference in the Registration Statement and the Prospectus (other than documents filed by Persons other than the Seller), when they became or become effective under the Act or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

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(v) The Prospectus as of its date and at the Sale Closing Date will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter’s Information.

(b) The Seller or SCUSA, as applicable, has been duly organized and is validly existing as a Delaware limited liability company or an Illinois corporation, respectively, in good standing under the laws of its jurisdiction of organization. The Seller or SCUSA, as applicable, has, in all material respects, full power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, own its properties and conduct its business as described in the Prospectus, is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary material licenses and approvals (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), in each jurisdiction in which failure to so qualify or obtain such licenses and approvals would have a material adverse effect on the interests of holders of the Notes.

(c) The execution, delivery and performance by the Seller or SCUSA, as applicable, of this Underwriting Agreement and the sale of the Notes, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company or corporate action on the part of the Seller or SCUSA, respectively. Neither the execution and delivery by the Seller or SCUSA, as applicable, of such instruments, nor the performance by the Seller or SCUSA, respectively, of the transactions herein or therein contemplated, nor the compliance by the Seller or SCUSA, as applicable, with the provisions hereof or thereof, will (i) conflict with the organizational documents of such entity, (ii) result in a material conflict with any of the provisions of any judgment, decree or order binding on the Seller or SCUSA, as applicable, or its properties, (iii) conflict with any indenture or agreement or instrument to which the Seller or SCUSA is a party or by which such entity’s properties are bound (other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Seller’s or SCUSA’s ability to perform their respective obligations under, the Transaction Documents), (iv) conflict with any applicable law, rule or regulation or (v) result in the creation or imposition of any lien, charge or encumbrance upon any of the Seller’s or SCUSA’s, as applicable, property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

(d) The Seller or SCUSA, as applicable, has duly executed and delivered this Underwriting Agreement.

(e) Except as set forth in or contemplated in the Prospectus or as has been publicly disclosed by the Seller or SCUSA, there has been no material adverse change in the condition (financial or otherwise) of SCUSA or the Seller since June 30, 2013, which would reasonably be expected to have a material adverse effect on either (A) the ability of SCUSA or the Seller to consummate the transactions contemplated hereby, or to perform its respective obligations

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hereunder, or under any of the Transaction Documents to which it is a party or (B) the Receivables.

(f) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance by the Seller or SCUSA of this Underwriting Agreement and each Transaction Document to which it is a party shall have been paid or will be paid by the Seller or SCUSA, as applicable, at or before the Sale Closing Date to the extent then due.

(g) The Notes, when sold to the Underwriter pursuant to this Underwriting Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus and will be validly issued and are entitled to the benefits and security afforded by the Indenture. Each of the Indenture and each Transaction Document to which the Seller or SCUSA is a party constitutes the legal, valid and binding obligation of the Seller or SCUSA, as applicable, enforceable against such entity in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity. All approvals, authorizations, consents, filings, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), required in connection with the sale of the Notes pursuant to this Underwriting Agreement and the Indenture have been or will be taken or obtained on or before the Sale Closing Date.

(h) Neither the Seller nor the Issuer is now, and following the sale of the Notes neither the Seller nor the Issuer will be, an “investment company” that is registered or required to be registered under, or is otherwise subject to the restrictions of, the Investment Company Act of 1940, as amended (the “1940 Act”).

(i) Except for the Underwriter, none of the Seller, the Issuer or SCUSA has employed or retained a broker, finder, commission agent or other person in connection with the sale of the Notes, and none of the Seller, the Issuer or SCUSA is under any obligation to pay any broker’s fee or commission in connection with such sale.

(j) Based on information currently available to, and in the reasonable belief of, the management of the Seller or SCUSA, as applicable, such entity is not engaged (whether as defendant or otherwise) in, nor has such entity knowledge of the existence of, or any threat of, any legal, arbitration, administrative or other proceedings, the result of which could reasonably have a material adverse effect on the Noteholders.

(k) As of the Sale Closing Date, there are no contracts or documents that are required to be filed as exhibits to the Registration Statement that have not been so filed.

(l) No Event of Default or Servicer Replacement Event, or an event which after any applicable grace period or the giving of notice, or both, would constitute an Event of Default or Servicer Replacement Event, has occurred.

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(m) Immediately prior to the transfer of the Notes to the Underwriter, the Seller will be the sole, lawful owner of, and will have good and marketable title to, the Notes, free and clear of any liens, security interests or encumbrances.

(n) SCUSA has provided a written representation (the “17g-5 Representation”) to each nationally recognized statistical rating organization hired by SCUSA to rate the Notes (collectively, the “Hired NRSROs”), which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”) and a copy of which has been delivered to the Underwriter. SCUSA has complied, and has caused the Seller to comply, in all material respects with the 17g-5 Representation, other than any breach of the 17g-5 Representation arising from a breach by the Underwriter of the representation, warranty and covenant set forth in Section 4(f) hereof.

(o) The Seller has complied with Rule 193 of the Act in connection with the offering of the Notes.

Section 3. Purchase and Sale of Notes.

Subject to the terms and conditions and in reliance upon the covenants, representations and warranties set forth herein, the Seller agrees to sell to the Underwriter the Notes, including accrued interest thereon, at a purchase price equal to $98,847,722.25 (including accrued interest thereon). The sale of the Notes shall take place at a closing (the “Closing”) at the offices of Mayer Brown LLP, 71 South Wacker Drive, 39th Floor, Chicago, Illinois on September 13, 2013 (the “Sale Closing Date”).

Section 4. Offering by Underwriter.

(a) The Seller authorizes the Underwriter to take all such action as it may deem advisable in respect of all matters pertaining to sales of the Notes to dealers and to retail purchasers and to member firms and specialists, including the right to make variations in the selling arrangements with respect to such sales.

(b) Notwithstanding the foregoing, the Underwriter agrees that it will not offer or sell any Notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law.

(c) Notwithstanding the foregoing, the Underwriter agrees that it will not offer or sell any Notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

(d) The Underwriter represents and agrees that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, as amended (the “FSMA”)) received by it in connection with the

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issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer;

(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

(iii) after the Sale Closing Date, it will provide the Seller with a list of all foreign jurisdictions related to any written confirmations of sale of Notes it has sent.

(e) The Underwriter agrees that (i) if the Prospectus is not delivered with the confirmation in reliance on Rule 172, it will include in every confirmation sent out by the Underwriter the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from the Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, the Underwriter shall deliver a printed or paper copy of the Prospectus; and (iii) if an electronic copy of the Prospectus is delivered by the Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to the Underwriter by or on behalf of the Seller specifically for use by the Underwriter pursuant to this Section 4(e); for example, if the Prospectus is delivered to the Underwriter by or on behalf of the Seller in a single electronic file in .pdf format, then the Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in .pdf format. The Underwriter further agrees that if it delivers to an investor the Prospectus in ..pdf format, upon the Underwriter’s receipt of a request from the investor within the period for which delivery of the Prospectus is required, the Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus.

(f) The Underwriter represents and agrees (i) that it did not enter into any contract of sale for any Notes prior to the date of the Prospectus and (ii) that it will, at any time that the Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Notes, deliver to each investor to whom Notes are sold by it the Prospectus.

(g) In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter represents and agrees with the Seller that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State other than to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; provided that no such offer of Notes shall require the Issuer or the Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this Section 4(g), (A) the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered, so as to enable an investor to decide to purchase or subscribe to the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in

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that Relevant Member State, (B) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, (C) the expression “2010 PD Amending Directive” means Directive 2010/73/EU and (D) the countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

(h) The Underwriter represents and agrees that, (a) it has not delivered, and will not deliver, any Rating Information to a Hired NRSRO or other nationally recognized statistical rating organization and (b) it has not participated, and will not participate, in any oral communication regarding Rating Information with any Hired NRSRO or other nationally recognized statistical rating organization unless a designated representative from SCUSA participates in such communication; provided, however, that if the Underwriter receives an oral communication from a Hired NRSRO, the Underwriter is authorized to inform such Hired NRSRO that it will respond to the oral communication with a designated representative from SCUSA. For purposes of this paragraph, “Rating Information” means any information provided to a Hired NRSRO for the purpose of (a) determining the initial credit rating for the Notes, including information about the characteristics of the Receivables and the legal structure of the Notes, and (b) undertaking credit rating surveillance on the Notes, including information about the characteristics and performance of the Receivables.

Section 5. Covenants.

The Seller or SCUSA, as the case may be, covenants and agrees with the Underwriter that:

(a) The Seller will prepare a Prospectus Supplement setting forth the amount of Notes covered thereby and the terms thereof not otherwise specified in the Base Prospectus and such other information as the Seller deems appropriate in connection with the offering of the Notes, but the Seller will not file any amendments to the Registration Statement as in effect with respect to the Notes, or any amendments or supplements to the Prospectus, without the Underwriter’s prior written consent (which consent shall not be unreasonably withheld or delayed); the Seller will immediately advise the Underwriter and its counsel: (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, (ii) when any supplement or amendment to the Prospectus has been filed and (iii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes, or any prevention or suspension of the use of the Prospectus or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as practicable after the Seller is advised thereof, and will use its reasonable efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

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(b) Within the time period during which a prospectus relating to the Notes is required to be delivered under the Act, the Seller has complied, or will comply, with all requirements imposed upon it by the Act, the Exchange Act and by the rules and regulations of the Commission thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Notes, as contemplated by the provisions hereof and the Prospectus. If, at any time when a prospectus relating to the Notes is required to be delivered under the Act (or required to be delivered but for Rule 172 under the Act), any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules and regulations of the Commission thereunder, the Seller will promptly prepare and (subject to review and consent by the Underwriter as described in Section 5(a) hereof) file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; provided, however, that the Underwriter’s consent to any amendment shall not constitute a waiver of any of the conditions of Section 6 hereof.

(c) The Seller will make (or will cause the Issuer to make) generally available to the Noteholders (the sole Noteholder being the applicable clearing agency in the case of Book-Entry Notes (as defined in Appendix A to the Sale and Servicing Agreement)), in each case as soon as practicable, a statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission with respect to the Notes; provided that this covenant may be satisfied by posting the monthly Servicer’s Certificate for the Issuer on a publicly available website or filing such Servicer’s Certificates with the Commission on a Form 10-D.

(d) Upon request, the Seller will furnish to the Underwriter copies of the Registration Statement (at least one copy to be delivered to the Underwriter will be conformed and will include all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter may reasonably request.

(e) If filing of the Prospectus or any portion thereof is required under Rule 424(b) or Rule 433 of the Commission, the Seller will file such Supplement, properly completed, and any supplement thereto, pursuant to Rule 424(b) or Rule 433, as applicable, within the prescribed time period and will provide evidence satisfactory to the Underwriter of such timely filing.

(f) SCUSA will comply, and will cause the Seller to comply, with the 17g-5 Representation.

(g) The Prospectus shall have been filed as required by Section 2(a) hereof, no later than two business days from the date hereof.

Section 6. Conditions to the Obligations of the Underwriter.

The obligations of the Underwriter to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties made by the Seller and SCUSA herein as of the date hereof and the Sale Closing Date, to the performance by the Seller and SCUSA in all

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material respects of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Underwriter shall have received, with respect to each of the Seller and SCUSA, a certificate, dated the Sale Closing Date, of an authorized officer of each of the Seller and SCUSA, as applicable, in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that: (i) the representations and warranties of the Seller or SCUSA, as applicable, in this Underwriting Agreement are true and correct in all material respects on and as of the Sale Closing Date, (ii) the Seller or SCUSA, as applicable, has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or before the Sale Closing Date, (iii) the Registration Statement has been declared effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (iv) since June 30, 2013, the performance of SCUSA’s outstanding securitized transactions and the credit quality of the receivables underlying such securitized transactions have not materially deteriorated from the delinquency and credit loss data presented in the Prospectus, (v) no Event of Default or Servicer Replacement Event or event or condition which would, with notice or lapse of time, or both, become an Event of Default or a Servicer Replacement Event has occurred or is continuing and (vi) each of the Seller and SCUSA continues to be a direct or indirect subsidiary of Banco Santander, S.A. or its successor in interest and there has been no material adverse change in the condition (financial or otherwise) of the Seller’s or SCUSA’s, as applicable, automobile finance business, except as set forth in or contemplated in the Prospectus.

(b) The Underwriter shall have received an opinion of Mayer Brown LLP, special counsel to SCUSA and the Seller, dated the Sale Closing Date, in form and substance satisfactory to the Underwriter, with respect to: certain corporate matters, securities law matters, 1940 Act matters and tax matters.

Such counsel shall also provide a “negative assurance” letter, dated as of the Sale Closing Date, concerning the Registration Statement and the Prospectus, in form and substance reasonably satisfactory to the Underwriter.

(c) The Underwriter shall have received from Sidley Austin llp, a “negative assurance letter” dated the Sale Closing Date, concerning the Registration Statement and the Prospectus; and the Seller and SCUSA shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on all such matters.

(d) The Underwriter shall have received an opinion from the general counsel, deputy general counsel or associate general counsel of SCUSA or such other legal counsel that SCUSA may choose (provided that such legal counsel is acceptable to the Underwriter) dated the Sale Closing Date, in form and substance satisfactory to the Underwriter, with respect to certain corporate matters relating to SCUSA and the Seller.

(e) On or before the Sale Closing Date, a nationally recognized independent accounting firm acceptable to the Underwriter shall have furnished to the Underwriter a letter relating to the Prospectus, dated as of the date of the Prospectus, regarding certain specified

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procedures performed with respect to the Notes and the Receivables, each in form and substance satisfactory to the Underwriter.

(f) The Notes shall be rated not less than the ratings assigned to the Notes on the date hereof from the nationally recognized statistical rating organizations rating the Notes.

(g) The Underwriter shall have received a reliance letter with respect to each opinion delivered by Mayer Brown LLP and the general counsel, deputy general counsel or associate general counsel of SCUSA on the Original Closing Date, which permits the Underwriter to rely on the related opinion delivered on the Original Closing Date.

(h) The Underwriter shall have received such information, certificates and documents as the Underwriter may reasonably request.

(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Seller, SCUSA or the Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Prospectus or the Registration Statement or otherwise) shall have been complied with to the satisfaction of the Underwriter.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, or if any of the opinions or certificates mentioned above shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter, this Underwriting Agreement and all its obligations hereunder may be canceled at, or at any time before, the Sale Closing Date by the Underwriter. Notice of such cancellation shall be given to the Issuer, the Seller and SCUSA in writing or by telephone or facsimile confirmed in writing.

Section 7. Expenses.

(a) Except as expressly set forth in this Underwriting Agreement, SCUSA and the Seller, jointly and severally, will pay all expenses incidental to the performance of their obligations hereunder and will reimburse the Underwriter for any expense reasonably incurred by it in connection with expenses incurred in distributing the Prospectus to the Underwriter. SCUSA and the Seller, jointly and severally, will pay the reasonable fees and disbursements of Underwriter’s counsel in connection with the purchase, sale and offering of the Notes up to $10,000. Except as specifically provided in this Section 7 and in Section 8 hereof, the Seller or SCUSA will pay all of its own costs and expenses (including the fees and disbursements of counsel), transfer taxes on resales of Notes by it and any advertising expenses connected with any offers it may make.

(b) If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Seller or SCUSA to perform any agreement herein or to comply with any provision hereof other than by reason of a default by the Underwriter, the Seller and SCUSA, jointly and severally, will reimburse the Underwriter upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel)

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that shall have been incurred by the Underwriter in connection with the proposed purchase, sale and offering of the Notes. Neither the Seller nor SCUSA shall be liable to the Underwriter for loss of anticipated profits from the transactions covered by this Underwriting Agreement.

Section 8. Indemnification and Contribution.

(a) The Seller and SCUSA, jointly and severally, will indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act or the Exchange Act and the respective officers, directors and employees of each such person, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or such controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any Issuer Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Underwriter and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by the Underwriter and each such officer, director, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Seller nor SCUSA shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Seller by the Underwriter specifically for use therein, it being understood and agreed that the only such information is the Underwriter’s Information. This indemnity agreement will be in addition to any liability which the Seller or SCUSA may otherwise have. As used herein, the term “Issuer Information” has the meaning given to such term in Rule 433(h)(2) and footnote 271 of the Commission’s Release No. 33-8591 (Securities Offering Reform).

(b) The Underwriter will indemnify and hold harmless the Seller and SCUSA, and each person, if any, who controls the Seller or SCUSA within the meaning of the Act or the Exchange Act and the respective officers, directors, and employees of each such person, against any losses, claims, damages or liabilities to which the Seller or SCUSA may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter’s Information. As used herein, the term “Underwriter’s Information” means, under the caption “Underwriting” in the Prospectus, the information in the second paragraph insofar as it relates to market- making transactions. This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be

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made against the indemnifying party under clause (a) or (b) of this Section 8, notify the indemnifying party of the commencement thereof, but the omission and/or delay so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under clause (a) or (b) of this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses (including fees and expenses of counsel) subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel reasonably satisfactory to the indemnifying party to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) of this Section 8, then such indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in this Section, (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller and SCUSA on the one hand and the Underwriter on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Seller and SCUSA on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller and SCUSA on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) collectively received by the Seller and SCUSA bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller, SCUSA or by the Underwriter

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and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this clause (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in subsection (c) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this clause (d). Notwithstanding the provisions of this clause (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions received by the Underwriter in connection with the initial sale of the Notes exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or allegedly untrue statements or omissions or alleged omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the indemnifying party under this Section 8 shall be in addition to any liability which the indemnifying party may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the indemnifying party within the meaning of the Act.

Section 9. Survival of Representations and Obligations.

The respective agreements, representations, warranties and other statements made by the Seller and SCUSA or their officers, including any such agreements, representations, warranties and other statements relating to the Issuer, and of the Underwriter set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Seller, SCUSA or any of their respective officers or directors or any controlling person, and will survive delivery of and payment of the Notes. The provisions of Section 7 and Section 8 hereof shall survive the termination or cancellation of this Underwriting Agreement.

Section 10. Notices.

All communications hereunder shall be in writing and effective only on receipt, and, if to the Underwriter, will be mailed, delivered or faxed and confirmed to the address for the Underwriter set forth on the first page hereof, Attention: John Cho; if sent to the Seller, will be mailed, delivered or faxed and confirmed to: Santander Consumer USA Inc., 8585 North Stemmons Freeway, Suite 1100-N, Dallas, Texas 75247, Attention: Andrew Kang; and if sent to SCUSA, will be mailed, delivered or faxed and confirmed to: Santander Consumer USA Inc., 8585 North Stemmons Freeway, Suite 1100-N, Dallas, Texas 75247, Attention: Andrew Kang.

Section 11. Applicable Law, Entire Agreement.

This Underwriting Agreement and all disputes, claims, controversies, disagreements, actions and proceedings arising out of relating to this Underwriting Agreement, including the scope or validation of this provision, will be governed by and construed in accordance with the law of the State of New York, without regard to any conflicts of laws principles thereof or of any

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other jurisdiction (other than Sections 5-1401 and 5-1402 of the New York General Obligations Laws), and the obligations, rights and remedies of the parties under this Underwriting Agreement shall be determined in accordance with such laws. This Underwriting Agreement represents the entire agreement between the Seller and SCUSA, on the one hand, and the Underwriter, on the other, with respect to the preparation of the Prospectus, the conduct of the offering and the purchase and sale of the Notes.

Section 12. Successors.

This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

Section 13. Waivers; Headings.

Neither this Underwriting Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Underwriting Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 14. Termination of the Obligations of the Underwriter.

The obligations of the Underwriter to purchase the Notes on the Sale Closing Date shall be terminable by the Underwriter by written notice delivered to the Seller and SCUSA if at any time on or before the Sale Closing Date: (a) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, or there shall have been any setting of minimum prices for trading on such exchange, (b) a general moratorium on commercial banking activities in Illinois or New York shall have been declared by any of Federal, Illinois state or New York state authorities, (c) there shall have occurred an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or any other major act of terrorism involving the United States, or any other substantial national or international calamity, emergency or crisis, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Prospectus, or (d) any change or any development involving a prospective change, materially and adversely affecting (i) the Trust Estate taken as a whole or (ii) the business or properties of the Seller or SCUSA occurs, which, in the reasonable judgment of the Underwriter, in the case of either clause (i) or (ii), makes it impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Prospectus. Upon such notice being given, the parties to this Underwriting Agreement shall (except for the liability of the Seller and SCUSA under Section 7 and Section 8 hereof) be released and discharged from their respective obligations under this Underwriting Agreement.

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Section 15. [Reserved].

Section 16. No Fiduciary Duty.

The Seller and SCUSA acknowledge that in connection with the offering of the Notes: (a) the Underwriter has acted at arm’s length, is not an agent of or advisor to, and owes no fiduciary duties to, the Seller or SCUSA or any other person, (b) the Underwriter owes the Seller and SCUSA only those duties and obligations set forth in this Underwriting Agreement and (c) the Underwriter may have interests that differ from those of the Seller and SCUSA. Each of the Seller and SCUSA waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of advisory or fiduciary duty in connection with the offering of the Notes.

If you are in agreement with this Underwriting Agreement, please sign a counterpart hereof and return it to the Seller and SCUSA, whereupon this Underwriting Agreement and your acceptance shall become a binding agreement among the Seller, SCUSA and the Underwriter.

This Underwriting Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

[SIGNATURES FOLLOW]

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Very truly yours,

SANTANDER DRIVE AUTO RECEIVABLES LLC, as Seller

By:	/s/ Andrew Kang
	Name:	Andrew Kang
	Title:	Vice President

SANTANDER CONSUMER USA INC.

By:	/s/ Mark McCastlain
	Name:	Mark McCastlain
	Title:	Treasurer

This Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES LLC, as Underwriter

By:	/s/ Billy Wong
	Name:	Billy Wong
	Title:	Executive Director